UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 12, 2008

El Paso Electric Company

(Exact name of registrant as specified in its charter)

Texas	0-296	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas		79901
(Address of principal executive offices)		(Zip Code)

(915) 543-5711

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 12, 2008, El Paso Electric Company (the “Company”) announced the departure of Ershel C. Redd, Jr. from the positions of President and Chief Executive Officer and a member of the Company’s Board of Directors, effective immediately. Mr. Redd will be entitled to certain severance payments pursuant to the terms and conditions of the employment agreement dated May 15, 2007 between the Company and Mr. Redd.

On February 12, 2008, the Board of Directors of the Company appointed J. Frank Bates as the Interim President and Chief Executive Officer of the Company. Mr. Bates, age 57, has 35 years of experience with the Company in various positions. Since May 2005, he has served as the Company’s Executive Vice President and Chief Operating Officer. From November 2001 to May 2005, Mr. Bates served as Executive Vice President and Chief Operations Officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Paso Electric Company

Dated: February 12, 2008	By:	/s/ Gary D. Sanders
Name: Gary D. Sanders
Title: General Counsel

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